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                                                                    Exhibit 10.2

                             RECLAMATION CONSULTING
                             AND APPLICATIONS INC.

                              EMPLOYMENT AGREEMENT
                              --------------------

         THIS EMPLOYMENT AGREEMENT (the "Agreement") is entered into as of June 11, 2007, by and between PAUL HUGHES ("Employee") and RECLAMATION CONSULTING AND APPLICATIONS, INC., a Colorado Corporation with its principal place of business at 940 Calle Amanecer Suite E, San Clemente, CA 92673 ("Company").

                                    RECITALS

         The company is in the business of manufacturing and marketing asphalt, cement and related products release agents in liquid form that are non-toxic, non-explosive and environmentally compatible, the formulation and ingredients of which are confidential.

         Employee has experience in the businesses conducted and to be conducted by the Employer, or in related businesses, and desires to be employed by the Company, and the Company desires to employ the Employee, on the terms and conditions specified below

                                    COVENANTS

         In consideration of the recitals and mutual covenants contained herein, the parties agree that:

         1. EMPLOYMENT. The Company will employ Employee to serve as Chief Operating Officer and Chief Financial Officer with the duties listed and defined by the Company or the Board, in connection with the Company's operations and Employee does hereby accept such employment, all subject to the terms and provisions of this Agreement. Employee represents that he is legally free to enter into this agreement and that it does not conflict with any of his duties or obligations to any other person and that he is not in any way restricted by any duties or obligations to any other person from contributing his knowledge and talents to the Company in performing his duties hereunder.

         2. TERM. This Agreement shall have an initial term of two years. Thereafter, which the Agreement shall be automatically renewed for additional one-year periods unless the Company notifies Employee of its intent not to renew the Agreement at least 30 days prior to the expiration of the term. Notwithstanding the foregoing, the Company or the Employee may at any time terminate this Agreement and the employment relationship on or after June 11, 2008 with 30 days' notice to the other party, with the consequences hereinafter set forth.

         3. COMPENSATION.

                  (a) Base Salary. From June 11, 2007 to June 10, 2008, the Company shall pay Employee an annual salary of $135,200. On June 11, 2008, if the Company's net profit equals or exceeds $250,000, then Employee's annual salary shall be increased to $162,240.

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                  (b)      Annual Bonus. In the event that the Company's net
                           profit equals or exceeds $250,000, Employee is entitled to receive an annual bonus in an amount equal to 10% of his annual salary. In addition, Employee is entitled to receive an additional bonus in an amount equal to 10% of his annual salary for each additional $250,000 the Company earns in net profit. Notwithstanding the foregoing, the total amount of Employee's annual bonus shall not exceed an amount that is 100% of Employee's annual salary.

                  (c) Stock Options. The Company shall issue Employee options to purchase 2,000,000 shares of the Company's restricted common stock at an exercise price of $0.175. The options shall vest immediately upon issuance and expire on June 10, 2012.

         4. DUTIES. Employee agrees to devote his energies to the business of the Company and agrees to perform such reasonable responsibilities and duties as may be assigned to him from time to time by the Company or by the Company's board of directors, which shall be consistent with his position as Chief Operating Officer and Chief Financial Officer. In no event shall the Employee be precluded from activities in professional societies, or from lecturing or writing in areas of his professional expertise for reasonable periods, and Employee shall be entitled to retain fees, honoraria, publication royalties and similar compensation paid as a result of such activities.

         5. ADDITIONAL BENEFITS. The Company agrees to reimburse Employee promptly for or to pay on behalf of Employee, any reasonable expenses heretofore or hereafter incurred by Employee (to the extent not paid by others) in the furtherance of the goals of the Company upon submission of a satisfactory accounting by Employee, and to provide Employee with the following additional benefits:

                  (a) A minimum of three weeks annual paid vacation. Vacation shall accrue on a monthly basis or part thereof; however, once unused vacation has accrued to a maximum of three weeks, accrual of additional vacation shall cease until the balance of accrued vacation has been reduced below six weeks. The Company will not cause the vacation accrual to cease by withholding its approval of any of the Employee's vacation requests.

                  (b) Any other standard benefits that may be established by the Company or its affiliates for its employees.

         6. NON-DISCLOSURE OF CONFIDENTIAL INFORMATION. During the term of this Agreement, Employee will have access to certain "Proprietary Information" (defined below). Employee shall not during the term of his engagement, or at any time thereafter, disclose any such Proprietary Information, directly or indirectly, or use such Proprietary Information in any way, except as required in the course of Employee's engagement with Company. All Proprietary Information, which Employee shall prepare, use, or come into contact with, shall be and remain the sole property of Company. For purposes of this Agreement, "Proprietary Information" shall mean all information proprietary and confidential to Company and shall include, but shall not be limited to, confidential records, customer lists, customer leads or lead sources, files, pricing information, marketing ads or strategies, equipment, quotation guides, outstanding quotations, books, records, manuals, training materials, calling or business cards, correspondence, files, contracts, orders, messages, memoranda,


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notes, circulars, agreements, bulletins, invoices, receipts, or any other confidential papers or information concerning Company, its customers or potential customers. Notwithstanding a termination of this Agreement or of Employee's engagement with Company, the terms of this Section 6 shall survive the termination of this Agreement and Employee's engagement with Company and shall thereafter remain of full force and effect.

         7. CONFIDENTIALITY AFTER TERMINATION OF EMPLOYMENT. Employee agrees that upon termination of employment, he or she shall surrender promptly to the Company any and all documents and property of the Company, including, but not limited to reports, drawings, manuals, correspondence, customer lists and other Confidential Information which he or she may possess, and all other materials and all copies thereof relating in any way to the Company's business, or in any way obtained by the Employee during the course of his employment, and that he shall not retain any copies, notes or abstracts of the foregoing. Employee further agrees that such documents, lists and information shall be and remain the sole property of the Company. All of the terms of paragraph 2.8 shall remain in full force and effect both during the continuation of employment of Employee by the Company and after the termination of employment for any reason.

         8. CONFIDENTIALITY. Employee agrees to execute standard Company documents establishing the Employee's duties of confidentiality and the rights of the Company to all inventions, trade secrets, etc., developed by the Employee in the course of his employment, namely the EMPLOYEE NON-DISCLOSURE AND NON-COMPETITION AGREEMENT.

         9. NON-COMPETITION. Employee agrees that during the term of his employment by Company, Employee will not engage in any way whatsoever, directly or indirectly, in any business that is competitive with the Company and its subsidiaries and affiliate operations, nor solicit or in any other manner work for or assist any business which is competitive to the Company and its subsidiaries and affiliate operations.

         10. NON-PARTICIPATION IN COMPETITIVE ACTIVITIES. During the term of this agreement, Employee will undertake no planning for or organization of any business activity competitive with the work he performs as an Employee of the Company and its subsidiaries and affiliate operations, and Employee will not combine or participate with other employees of the Company and its subsidiaries and affiliate operations for the purpose of organization of any such competitive business activity.

         11. ASSIGNMENT TO COMPANY OF PROPRIETARY RIGHTS. Employee agrees to execute any and all documents and take any and all other actions necessary or desirable for the assignment to the Company and its subsidiaries and affiliate operations of all of his interests in any Confidential Information, trade secrets, copyrightable materials and patentable or patented ideas developed by him, alone or in conjunction with others, in the course of his employment by the Company.

         12. INJUNCTIVE RELIEF. The parties hereto agree and acknowledge that many of the rights conveyed by this Agreement are of a unique and special nature and that the Company and its subsidiaries and affiliate operations will not have an adequate remedy at law in the event of failure of Employee to abide by its terms and conditions, nor will money damages adequately compensate for such injury. It is, therefore, agreed between the parties that in the event of breach by Employee of Employee's covenants contained in this Agreement, the Company and its subsidiaries and affiliate operations shall have the rights, among other rights, to damages sustained thereby and to a preliminary or permanent injunction to restrain Employee from the prohibited acts. Employee agrees that this Paragraph shall survive for one year after the termination of his employment, and Employee shall be bound by its terms for a period of one year subsequent to the termination of his employment, providing that the Company and


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its subsidiaries and affiliate operations continue to conduct the same business or businesses as they were conducting during the period of this Agreement. Nothing herein contained shall in any way limit or exclude any and all other rights granted by law or equity to the Company and its subsidiaries and affiliate operations.

         13. TERMINATION OF EMPLOYMENT. If Employee's employment terminates or is terminated, the rights and obligations of the parties shall depend upon the reason for termination. Termination may occur for any one of the following reasons: termination by the Company for cause, termination by the Company without cause, termination by Employee without cause, termination by Employee with cause, or termination of Employee by reason of his death or long-term disability.

                  (a) Termination by Company for Cause. In the event of termination by the Company for cause, which shall consist only of specific actions knowingly and intentionally taken by Employee to the specific material detriment of the Company and not reasonably intended by him to benefit the company, the Employee will receive all unpaid salary, bonuses, and other benefits accrued through the last day of employment. Employee agrees, if he is so terminated for cause, that, for a period of one year following the termination of employment of the Employee, Employee will not engage in any way whatsoever, directly or indirectly, in any business that is competitive with the Company and its subsidiaries and affiliates utilizing any Proprietary Information acquired while organizing, founding, or acting as an officer, director or employee of the Company, its subsidiaries or affiliates, nor solicit customers, investors, service providers, or strategic partners of the Company, with the Company's, or its subsidiary's or affiliates' business whether by interfering with or raiding their employees, or disrupting or interfering with their relationships with customers, investors, service providers, or strategic partners. Employee will have thirty days after termination by the Company for cause to challenge the termination. Employee may challenge the termination by the Company for cause by sending written notice to that effect to the Company via registered or certified mail, postmarked no later than 30-days from the date that employee received notice from the Company that Employee was being terminated by the Company for cause. The Company and Employee will each select an arbitrator who will each review the facts surrounding the termination and the challenge. The arbitrators will decide whether the Company was justified in terminating the Employee for cause. If the arbitrators cannot agree whether the Company was justified in terminating Employee for cause, the arbitrators will select a third arbitrator who will make the determination of whether the Company was justified in terminating the Employee for cause. The arbitration proceeding shall be conducted in accordance with the provisions of California's Arbitration act, Code of Civil Procedure, Sections 1280, et seq. The Company and Employee agree to abide by the decision of the arbitration.

                           If the arbitrators agree or if the third arbitrator determines, as applicable, that the Company was not justified in terminating the Employee for cause, within 72 hours of receiving the arbitration decision that the termination by the Company for cause was not justified, the Company will pay Employee back pay for


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                           all salaries and benefits from the date of
                           termination through the date of the arbitration decision. The termination will then be treated as a termination by the Company without cause, subject to the provisions of subparagraphs

                  (b) TERMINATION BY COMPANY WITHOUT CAUSE. In the event of that the Company terminates this Agreement on or before June 10, 2008, Employee shall continue to receive his annual salary as provided under Section 3(a) of this Agreement as though he had remained employed through June 10, 2008, provided that he executes and delivers a general release of claims in a form acceptable to the Company and was not in material breach of any provisions of this Agreement.

         14. NOTICES. All notices, requests, demands and other communications to be given hereunder shall be in writing and shall be deemed to have been duly given on the date of personal service or transmission by fax if such transmission is received during the normal business hours of the addressee, or on the first business day after sending the same by overnight courier service or by telegram, or on the third business day after mailing the same by first class mail, or on the day of receipt if sent by certified or registered mail, addressed as set forth below, or at such other address as any party may hereafter indicate by notice delivered as set forth in this Section 14:

         If to the Company:                    Reclamation Consulting &
                                               Applications, Inc.
                                               940 Calle Amanecer, Suite E
                                               San Clemente, CA 92673
                                               Attn:    Mr. Gordon W. Davies
                                                        President

         With a copy (which shall
         not constitute notice) to:            August Law Group, P.C.
                                               The Atrium
                                               19200 Von Karman Ave., Suite 900
                                               Irvine, California  92612
                                               Attn:    Kenneth S. August, Esq.
                                                        President

         If to Employee:                       Paul Hughes
                                               7288 Beechwood Street, Vancouver,
                                               Canada, V6P 5V4

         15. BINDING AGREEMENT; ASSIGNMENT. This Agreement shall constitute the binding agreement of the parties hereto, enforceable against each of them in accordance with its terms. This Agreement shall inure to the benefit of each of the parties hereto, and their respective successors and permitted assigns; PROVIDED, however, that this Agreement may not be assigned (whether by contract or by operation of law) by Employee without the prior written consent of the Company.

         16. ENTIRE AGREEMENT. This Agreement constitutes the entire and final agreement and understanding between the parties with respect to the subject matter hereof and the transactions contemplated hereby, and supersedes any and all prior oral or written agreements, statements, representations, warranties or understandings between the parties, all of which are merged herein and superseded hereby.

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         17. WAIVER. No waiver of any provision of this Agreement shall be deemed to be or shall constitute a waiver of any other provision, whether or not similar, nor shall any waiver constitute a continuing waiver. No waiver shall be binding unless executed in writing by the party making the waiver.

         18. HEADINGS. The headings provided herein are for convenience only and shall have no force or effect upon the construction or interpretation of any provision hereof.

         19. COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

         20. FURTHER DOCUMENTS AND ACTS. Each party agrees to execute such other and further documents and to perform such other and further acts as may be reasonably necessary to carry out the purposes and provisions of this Agreement.

         21. GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the internal laws of the State of California applicable to the performance and enforcement of contracts made within such state, without giving effect to the law of conflicts of laws applied thereby. In the event that any dispute shall occur between the parties arising out of or resulting from the construction, interpretation, enforcement or any other aspect of this Agreement, the parties hereby agree to accept the exclusive jurisdiction of the Courts of the State of California. In the event either party shall be forced to bring any legal action to protect or defend its rights hereunder, then the prevailing party in such proceeding shall be entitled to reimbursement from the non-prevailing party of all fees, costs and other expenses (including, without limitation, the reasonable expenses of its attorneys) in bringing or defending against such action.

         22. SEVERABLE PROVISIONS. The provisions of this Agreement are severable, and if any one or more provisions is determined to be illegal, indefinite, invalid or otherwise unenforceable, in whole or in part, by any court of competent jurisdiction, then the remaining provisions of this Agreement and any partially unenforceable provisions to the extent enforceable in the pertinent jurisdiction, shall continue in full force and effect and shall be binding and enforceable on the parties.


                                  EMPLOYEE


                                  /S/ Paul Hughes
                                  ----------------------------------------------
                                  Paul Hughes


                                  RECLAMATION CONSULTING AND APPLICATIONS, INC.


                                  /S/ Michael C. Davies
                                  ----------------------------------------------
                                  By: Michael C. Davies
                                  Its: Chief Executive Officer




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